Exhibit 10.12

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (the “Agreement”) is made effective as of the 29 day of December, 1998 (the “Effective Date”), by and between the UNIVERSITY OF ROCHESTER (“Rochester”), a New York education corporation, and VACCINEX, L.P., a for profit limited partnership organized under the laws of Georgia (“Vaccinex”).

WITNESSETH:

WHEREAS, Rochester is the owner of the Subject Technology, as defined below; and

WHEREAS, Rochester is willing to grant a royalty bearing, worldwide, exclusive license to the Subject Technology to Vaccinex on the terms set forth herein; and

WHEREAS, Vaccinex desires to obtain said exclusive license to the Subject Technology.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1. CERTAIN DEFINITIONS

1.1 Affiliates. The term “Affiliates” shall mean any legal entity controlled by, controlling or under common control with Vaccinex. For this purpose “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the outstanding voting equity or other ownership interests or assets of the other entity.

1.2 Appreciation Rights Agreement. The term “Appreciation Rights Agreement” shall mean that certain Appreciation Rights Agreement between the parties executed concurrently with this Agreement.

1.3 Field. The term “Field” shall mean all fields of use desired by Vaccinex.

1.4 Lease Agreement. The term “Lease Agreement” shall mean that certain Lease Agreement between the parties executed concurrently with this Agreement.

1.5 Licensed Method. The term “Licensed Method” shall mean all methods that incorporate or utilize the Subject Technology.

1.6 Licensed Products. The term “Licensed Products” shall mean all products that incorporate, utilize or are made with the use of the Subject Technology.

1.7 Net Sales. The term “Net Sales” shall mean the gross amount of monies or cash equivalent of other consideration which is paid by unrelated third parties to Vaccinex for the Licensed Method or the Licensed Products, as the case may be, by sale or other mode of transfer, less all trade, quantity and cash discounts actually allowed, credits, and allowances actually granted on account of rejections, returns or billing errors, and all duties, transportation, handling, insurance, taxes and other governmental charges actually paid.

1.8 Parties. The term “Parties” or individually, a “Party,” shall mean the parties to this Agreement, namely, Rochester and Vaccinex.

1.9 Patent Rights. The term “Patent Rights” shall mean the patent application listed in Exhibit A hereto (the “Zauderer Patent Application), together with all other applications for patent or like protection on the inventions disclosed in Zauderer Patent Application that may be made resulting from work performed by Maurice Zauderer or in the facilities under his direction and all patents or like protection that may in the future be granted on said inventions whether in the United States of America or any other country and all substitutions for and provisionals, divisions, continuations, continuations in part, renewals, reissues, reexaminations, extensions and the like on said applications and patents. In the event that this Agreement is used for licenses under the Research Agreement or the Lease Agreement, the term “Patent Rights” shall mean the patents and other intellectual property rights identified by the parties as the licensed technology or the licensed products under any such license together with all other applications for patent or like protection on the inventions disclosed in such patents or patent applications that may be made and all patents or like protection that may in the future be granted on said inventions whether in the United States of America or any other country and all substitutions for and provisionals, divisions, continuations, continuations in part, renewals, reissues, reexaminations, extensions and the like on said applications and patents.

1.10 Research Agreement. The term “Research Agreement” shall mean that certain Cooperative Research & Development Agreement between the parties executed concurrently with this Agreement.

1.11 [***]. The term “[***]” shall mean [***].

1.12 Subject Technology. The term “Subject Technology” shall mean the Patent Rights and all technology, methods, compounds, compositions, cell lines, biological materials, know-how, documents, materials, tests, laboratory notebooks, computer data, all improvements, thereto, and all confidential information related to the subject matter disclosed or claimed in the patents and patent applications listed in Exhibit A, which were developed prior to, or are developed during the term of this Agreement by Rochester.

1.13 [***]. The term “[***]” shall mean [***].

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2. GRANT OF LICENSE

2.1 Exclusive License. Subject to Section 2.2, Rochester hereby grants to Vaccinex and its Affiliates an exclusive, worldwide, right and license, with the right to sublicense, of the Subject Technology to make, have made, use, market, import, export, sell and offer for sale Licensed Products and otherwise use the Subject Technology for research and any other purpose in the Field. To the extent that an Affiliate of Vaccinex uses the foregoing license of the Subject Technology, the Affiliate shall agree to be bound by the terms and conditions of this Agreement, and all references to Vaccinex in this Agreement shall be deemed to include such Affiliate.

2.2 Reserved Rights. The grant in Section 2.1 shall be further subject to, restricted by and non-exclusive with respect to:

(i) the use of the Subject Technology by Rochester for non-commercial research, patient care, teaching and other educationally related purposes;

(ii) the use of the Subject Technology by the inventor thereof for non-commercial research purposes at academic or research institutions; and

(iii) any non-exclusive license of the Subject Technology that Rochester is required by law or regulation to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America.

2.3 Registration of License. Vaccinex at its expense, may register the license granted under this Agreement in any country of the world where the use, sale or manufacture of a Licensed Method or a Licensed Product in such country would be covered by the Patent Rights. Upon request by Vaccinex, Rochester agrees promptly to execute any “short form” licenses submitted to it by Vaccinex in order to effect the foregoing registration in such country.

3. PAYMENTS AND REPORTS

3.1 Initial Fee. Vaccinex shall pay Rochester an initial license fee of [***] Dollars ($[***]), payable in full upon execution of this Agreement.

3.2 Royalties.

3.2.1 Licensed Method Royalty Under Appendix A Patents. Vaccinex shall pay Rochester a running royalty of [***]percent ([***]%) of Net Sales of the Licensed Method made in countries in which a Licensed Method falls within the valid or pending claims of any patent application listed in Appendix A or of any patent issuing on the applications listed in Appendix A. Such running royalties shall be payable as provided in Section 3.7.

3.2.2 Licensed Product Royalty Under Appendix A Patents. Vaccinex shall pay Rochester a running royalty of [***] percent ([***]%) of Net Sales of Licensed Products made in countries in which a Licensed Products falls within the valid or pending claims of any patent application listed in Appendix A or of any patent issuing on the applications listed in Appendix A. Such running royalties shall be payable as provided in Section 3.7.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.2.3 Licensed Products Arising from the Lease or Research Agreements. In the event that this Agreement is used as the applicable License Agreement for technologies or rights licensed under the Research Agreement or under the Lease Agreement, the following royalty provisions will apply: Vaccinex shall pay Rochester a running royalty of (i) [***] percent ([***]%) of Net Sales of Licensed Products that are vaccines or therapeutic products made in countries in which a Licensed Product sold falls within the valid claims of any patent licensed hereunder, (ii) [***] percent ([***]%) of Net Sales of Licensed Products that are diagnostic products made in countries in which a Licensed Product sold falls within the valid claims of any patent licensed hereunder, and (iii) [***] percent ([***]%) of Net Sales of Licensed Products that are methods of production of a vaccine, therapeutic product or a diagnostic product made in countries in which a Licensed Product sold falls within the valid claims of any patent licensed hereunder. The running royalties owed under this Section shall be payable as provided in Section 3.7.

3.2.4 Pass Through Royalty on Licensed Products Not Arising from the Lease or Research Agreements. With respect to Licensed Products developed using the Licensed Method that are not subject to the running royalties under Section 3.2.2 or Section 3.2.3 above, Vaccinex shall pay Rochester for each calendar year in which Net Sales of such Licensed Products are made the lesser of (i) [***] Dollars ($[***]) or (ii) a running royalty of [***] percent ([***]%) of Net Sales of such Licensed Products for such year that are made in countries in which a Licensed Product falls within the valid claims of any patent licensed hereunder. The running royalties owed under this Section shall be payable as provided in Section 3.7.

3.2.5 Application of Royalties. The royalties set forth in each of Section 3.2.1, Section 3.2.2, each of the three categories set forth in Section 3.2.3, and Section 3.2.4 shall each be in lieu of, and not in addition to, or aggregated with each other. Accordingly, if a royalty is paid under one Section, no royalty shall be owed under another Section for the same sale of such Licensed Product or Licensed Method.

3.2.6 Credits. Vaccinex may credit solely against running royalties (paid pursuant to this Section 3.2 or Sections 3.4 or 3.5), all reasonable costs incurred by Vaccinex after the date hereof (excluding any reimbursements to Rochester pursuant to Section 6.1 and the Initial Filing Costs, as defined therein) in connection with any litigation, interference, opposition, or other action pertaining to the Patent Rights or whether Vaccinex’s practice of the Patent Rights infringes a third party patent, such credits not to exceed [***] percent ([***]%) of the running royalties otherwise due Rochester hereunder. Should any such litigation, interference, opposition or other action result in a settlement which provides income to Vaccinex, such income shall be first paid to Rochester up to an amount equal to any reduction in royalties made pursuant to this Section 3.2.5.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.3 Milestone Payments. Vaccinex shall also make payments to Rochester in the following amounts upon the occurrence of the following milestones: (a) [***] Dollars ($[***]) upon the submission of the first Investigational New Drug Application (“INDA”) for a Licensed Product to the FDA; (b) [***] Dollars ($[***]) upon the approval of the first New Drug Application (“NDA”) for a Licensed Product from the FDA and (c) [***] Dollars ($[***]) upon the filing of the first 510(k) (or similar filing) for a Licensed Product that is a diagnostic. The foregoing milestone payments shall only be owed for the first Licensed Product reaching such milestone. Any subsequent INDA, NDA or 510(k) for other Licensed Products shall not result in any additional required payment to Rochester.

3.4 [***]

3.5 [***]

3.6 Third Party Royalties. If Vaccinex determines after consultation with Rochester that it is required to pay royalties or other fees to any third party because the manufacture, use, offer for sale, importation, or sale of a Licensed Method or a Licensed Product would otherwise be likely to infringe any patent or other intellectual property rights of such third party in a given country (“Third Party Royalties”), Vaccinex may deduct from running royalties thereafter due to Rochester (pursuant to Sections 3.2, 3.4 or 3.5 of this Agreement) with respect to the Net Sales of such Licensed Method or Licensed Product in such country up to [***] percent ([***]%) of the Third Party Royalties. In no event shall the royalties due to Rochester on such Net Sales in such country on account of any reduction pursuant to this Section 3.6 be thereby reduced to less than [***] percent ([***]%) on such Net Sales of a Licensed Method, [***] percent ([***]%) on such Net Sales of a Licensed Product that is a diagnostic product or [***] percent ([***]%) on such Net Sales of a Licensed Product that is a vaccine or therapeutic product in such country. If the sum of the royalties paid hereunder and Third Party Royalties for a given Licensed Product or a Licensed Method in a given country exceeds, at any time, more than [***] percent ([***]%) on a vaccine or other therapeutic product, [***] percent ([***]%) on a diagnostic product or [***] percent ([***]%) on a method of production of the Net Sales for such a Licensed Product or Licensed Method, then upon Vaccinex’s request, Rochester and Vaccinex agree to negotiate in good faith in an effort to agree on a reduction in the royalties payable hereunder to Rochester for such Licensed Product or Licensed Method in such country. In the event the parties are unable to agree to such reduction after a reasonable period of time, not to exceed [***], either party may request that the issue be arbitrated in accordance with Section 12.6 of this Agreement.

3.7 Quarterly Payments. Upon the commencement of Net Sales of the Licensed Method or any Licensed Product, payment of the royalties specified in Section 3.2 shall be made by Vaccinex to Rochester within [***] after March 31, June 30, September 30 and December 31 of each year during the term of this Agreement covering the quantity of Licensed Products sold by Vaccinex during the preceding calendar quarter. Payment of the royalties specified in Sections 3.4 and 3.5 shall be made by Vaccinex to Rochester within [***] after receipt of payment from the sublicensee. After termination or expiration of this Agreement, a final payment shall be made by Vaccinex covering the whole or partial calendar quarter. Each

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

quarterly payment shall be accompanied by a written statement of Net Sales of Licensed Products by Vaccinex during such calendar quarter. Such written statements shall be duly signed by an authorized signatory of Vaccinex on behalf of Vaccinex and shall show the Net Sales of Licensed Products by Vaccinex during such calendar quarter and the amount of royalties payable under this Agreement based thereon.

3.8 Payments in Dollars. All payments due hereunder are expressed in and shall be paid by check payable in United States of America currency, without deduction of exchange, collection or other charges, to Rochester, or to the account of Rochester at such other bank as Rochester may from time to time designate by notice to Vaccinex. All currency conversion rates will be calculated at the reported conversion rate in The Wall Street Journal on the first day of the month in which the payment is due.

3.9 Interest on Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the [***] following the due date thereof, calculated at the annual rate of [***] percent ([***]%), the interest being compounded on the last day of each calendar quarter, provided, however, that in no event shall said annual interest rate exceed the maximum legal interest rate. Each such royalty payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of Rochester to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

3.10 Invalid or Pending Claims. With respect to any running royalty payment owed by Vaccinex hereunder for a claim under a pending patent application or under any patent or patent claim that is held invalid in a decision by any court of competent jurisdiction, all such payments shall be paid to an interest-bearing escrow account established by the parties until a final decision is made by the applicable government patent office or a final decision is rendered in any appeal made to a court of competent jurisdiction and last resort. In the event that a patent issues or a patent or patent claim is held valid, then the monies and interest in such escrow account with respect to such patent or patent claim will be paid to Rochester. In the event that a patent does not issue or a patent or patent claim is held invalid, than the monies and interest in such escrow account with respect to such patent or patent claim shall be paid to Vaccinex.

4. RECORDS AND INSPECTION

Vaccinex shall maintain or cause to be maintained a true and correct set of records pertaining to the Net Sales of Licensed Products by Vaccinex under this Agreement. During the term of this Agreement and for a period of one (1) year thereafter, Vaccinex agrees to permit, upon reasonable advance notice, an accountant selected by Rochester and reasonably acceptable to Vaccinex to have access during ordinary business hours to such records as are maintained by Vaccinex as may be necessary, in the opinion of such accountant, to determine the correctness of any report and/or payment made under this Agreement. In the event that the audit reveals an

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

underpayment of royalty by more than [***] percent ([***]%), the cost of the audit shall be paid by Vaccinex. If the underpayment is less than [***] percent ([***]%) but more than [***] percent ([***]%), Vaccinex and Rochester shall each pay fifty percent (50%) of the cost of the independent audit. If the underpayment is less than [***] percent ([***]%), Rochester shall bear the cost of the independent audit. Such accountant shall maintain in confidence, and shall not disclose to Rochester, any information concerning Vaccinex or its operations or properties other than information directly relating to the correctness of such reports and payments and such accountant shall be required to sign a confidentiality agreement to effect the foregoing in such form as Vaccinex shall reasonably require.

5. SUBLICENSES

All sublicenses granted by Vaccinex of its rights hereunder shall be subject to the terms of this License Agreement. No sublicense royalty fees shall be owed to Rochester hereunder for milestone payments, development funds, equity investments in Vaccinex, payments for past research expenditures, or similar payments made by third parties to Vaccinex. Vaccinex shall be responsible for its sublicensees and shall not grant any rights which are inconsistent with the rights granted to and obligations of Vaccinex hereunder. Any act or omission of a sublicensee which would be a breach of this License Agreement if performed by Vaccinex shall be deemed to be a breach by Vaccinex of this License Agreement. Vaccinex shall give Rochester prompt notification of the identity and address of each sublicensee with whom it concludes a sublicense agreement.

6. PATENTS AND INFRINGEMENT

6.1 Patent Costs. Within thirty days of the Effective Date, Vaccinex agrees to pay Rochester Sixteen Thousand Seven Hundred Twenty-Four Dollars ($16,724) (the “Initial Filing Costs”) in reimbursement of the legal fees incurred in the filing and prosecution of the Patent Rights to the Effective Date. After the Effective Date, Vaccinex agrees, with respect to the Subject Technology for the term of this Agreement, to pay all costs incurred by Rochester, incident to the United States and foreign applications, patents and like protection, including all costs incurred for filing, prosecution, issuance and maintenance fees as well as any costs incurred in filing continuations, continuations-in-part, divisionals or related applications and any reexamination or reissue proceedings; provided Rochester has complied with the other terms and conditions of this Agreement, including, without limitation, Sections 6.3 and 6.4 hereof. Other than the Initial Filing Costs, Vaccinex shall have no obligation for any costs related to the protection of the Subject Technology that were incurred prior to the Effective Date.

6.2 Maintenance of Patents. Rochester shall use all reasonable efforts to prosecute any patent applications within the Patent Rights, to obtain patents thereon and to maintain such patents using patent counsel of its choice as approved by Vaccinex. Vaccinex shall have the right to terminate its payment obligations pursuant to Section 6.1 with respect to any patent

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

application or patent included in the Patent Rights in any country or countries upon at least [***] prior written notice to Rochester. Rochester may pay for such patents and patent applications and continue said prosecution or maintenance of such patent applications at its own expense, and the license rights as to such Subject Technology covered by such patents and patent applications shall terminate with respect to such country or countries as of the effective date of Vaccinex’s notice.

6.3 Patent Prosecutions. Rochester agrees to keep Vaccinex fully informed of any and all patent prosecution and other actions with respect to the Subject Technology including sending to Vaccinex copies of all correspondence with patent offices and local associates, submitting to Vaccinex copies of all draft responses to Office Actions and other substantive filings in sufficient time prior to filing to provide Vaccinex with adequate time to review and comment on such matters; provided, however, that Vaccinex shall be responsible for any of its expenses including attorney’s fees that Vaccinex incurs in reviewing and commenting on the information received from Rochester. Rochester shall consult with Vaccinex regarding any material actions concerning the Patent Rights and shall use all reasonable efforts to amend any patent applications to add claims reasonably requested by Vaccinex. If Rochester decides to abandon or allow to lapse any patent or patent application within the Patent Rights in any country, Rochester will inform Vaccinex in a timely manner and Vaccinex shall have the right to prosecute or maintain any such patent or patent application at its expense. Rochester will use patent counsel for all patent matters that is acceptable to Vaccinex.

6.4 Cooperation. Rochester agrees to reasonably cooperate with Vaccinex to whatever extent is reasonably necessary to procure and defend the patent protection of any rights in the Subject Technology, including presenting or amending any claims desired by Vaccinex, filing reissue or reexamination applications, patent extensions, or other documents desired by Vaccinex, and agreeing to execute any and all documents to provide Vaccinex the full benefit of the licenses granted herein.

6.5 Infringements. Each Party shall promptly inform the other of any suspected infringement of any claims in the Patent Rights or misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Subject Technology by a third party, and with respect to such activities as are suspected, Vaccinex shall have the right, but not the obligation, to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party. If Vaccinex fails to bring such an action or proceeding within a period of [***] after receiving notice or otherwise having knowledge of such infringement, then Rochester shall have the right, but not the obligation, to prosecute at its own expense any such claim. Should either Rochester or Vaccinex commence suit under the provisions of this Section 6.5 and thereafter elect to abandon the same, it shall give at least [***] written notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. All recoveries, whether by judgment, award, decree or settlement, from infringement or misuse of Subject Technology shall be apportioned as follows: the Party

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

bringing the action or proceeding shall first recover an amount equal to [***] times the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding and the remainder shall be distributed pursuant to the terms of this agreement.

6.6 Settlements. Neither Rochester nor Vaccinex shall settle any action covered by Section 6.5 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

6.7 Certain Notices. Rochester shall use its best efforts to notify Vaccinex of (i) the issuance of each patent included within the Patent Rights, giving the date of issue and patent number for each such patent, and (ii) each notice pertaining to any patent included within the Patent Rights which Rochester receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the “Act”), including but not necessarily limited to notices pursuant to §§ 101 and 103 of the Act from persons who have filed an abbreviated NDA (“ANDA”) or a “paper” NDA. Such notices shall be given promptly, but in any event within [***] of each such patent’s date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

6.8 Authorizations Relating to Patent Term Extension. Rochester hereby authorizes Vaccinex (i) to include in any NDA for a Licensed Product, as Vaccinex may deem appropriate under the Act, a list of patents included within the Patent Rights that relate to such Licensed Product and such other information as Vaccinex in its reasonable discretion believes is appropriate to be filed pursuant to the Act; (ii) notwithstanding the provisions of Section 6.5, to commence suit for any infringement of Patent Rights under § 271(e) (2) of Title 35 of the United States Code occasioned by the submission by a third party of an ANDA or a paper NDA for a Licensed Product pursuant to §§ 101 or 103 of the Act; and (iii) in consultation with Rochester, to exercise any rights that may be exercisable by Rochester as patent owner under the Act to apply for an extension of the term of any patent included within the Patent Rights, as Vaccinex in its discretion deems appropriate. In the event that applicable law in any other country of the world hereafter provides for the extension of the term of any patent included in the Patent Rights in such country, upon request by Vaccinex, Rochester shall use its best efforts to obtain such extension or, in lieu thereof, shall authorize Vaccinex or, if requested by Vaccinex, its sublicensee to apply for such extension, in consultation with Rochester. Rochester agrees to cooperate with Vaccinex or its sublicensee, as applicable, in the exercise of the authorization granted herein and will execute such documents and take such additional action as Vaccinex may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by Vaccinex under subsection (ii) above. Any damages awarded under any suit for infringement brought by Vaccinex under subsection (ii) above shall be divided among the Parties as set forth in Section 6.5. In the event Vaccinex decides not to commence suit for infringement under subsection (ii) above, Vaccinex will notify Rochester of its decision within [***] so that Rochester may institute such litigation itself, if it wishes, at its own cost and expense.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7. TERM AND TERMINATION

7.1 Term of Agreement. Unless earlier terminated as hereinafter provided, this Agreement shall extend for the life of the last to expire patent issued on the Subject Technology and shall then expire automatically. After such expiration, Vaccinex shall have a perpetual, royalty-free license to make, use, sell, offer to sell, and sublicense the Subject Technology.

7.2 Vaccinex Rights. Vaccinex shall have the right, at its option, to terminate this Agreement without cause upon ninety (90) days prior written notice to Rochester.

7.3 Breach of Agreement. In the event of default or failure by either Party to perform any of the terms, covenants or provisions of this Agreement, such Party shall have [***] after the giving of written notice of such default by the other Party to correct such default. If such default is not corrected within the said [***] period, the other Party shall have the right, at its option, to cancel and terminate this Agreement. The failure of a Party to exercise such right of termination for non-payment of royalties or otherwise shall not be deemed to be a waiver of any right a Party might have, nor shall such failure preclude such Party from exercising or enforcing said right upon any subsequent default.

7.4 Bankruptcy. Rochester shall have the right, at its option, to cancel and terminate this Agreement in the event that Vaccinex shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for Vaccinex and Vaccinex, after the expiration of [***] following any of the events enumerated above, has been unable to secure a dismissal, stay or other suspension of such proceedings.

7.5 Effect of Termination. At the date of any termination of this Agreement pursuant to Section 7.2, Section 7.3 for breach by Vaccinex, or pursuant to Section 7.4, as of the receipt by Vaccinex of notice of such termination, all rights to the Subject Technology shall revert to Rochester and Vaccinex shall immediately cease using any of the Subject Technology and return all copies of the same to Rochester; provided, however, that Vaccinex may dispose of any Licensed Products actually in the possession of Vaccinex or its agents prior to the date of termination, subject to Vaccinex’s paying to Rochester running royalties in accordance with Section 3.2 with respect thereto and otherwise complying with the terms of this Agreement.

7.6 No Waiver. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.

8. ASSIGNABILITY

This Agreement may not be assigned in whole or in any part by any Party except that Vaccinex may assign all or any part of this Agreement to any Affiliate.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9. GOVERNMENTAL COMPLIANCE

Vaccinex shall at all times during the term of this Agreement and for so long as it shall sell Licensed Products comply and cause its sublicensees to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of Licensed Products.

10. GOVERNING LAW

This Agreement shall be deemed to have been made under, and shall be construed and interpreted in accordance with, the laws of the State of New York, USA.

11. NOTICES

Any payment, notice or other communication pursuant to this Agreement shall be considered given on the date of receipt by the other party, addressed to it at its address below or as it shall designate by written notice given to the other Party:

In the case of Rochester to:	Office of Technology Transfer, Director University of Rochester 518 Hylan Building Rochester, New York 14627 Telephone Number: [***] Fax Number: [***]

With a copy to:	Office of Counsel to the Medical Center Director 601 Elmwood Avenue, Box 308 Rochester, New York 14642 Telephone Number: [***] Fax Number: [***]

In the case of Vaccinex to:	Albert Freidberg Vaccinex, L.P. c/o Freidberg Mercantile Group BCE Place 181 Bay Street - Suite 250 Toronto, Ontario M5J 2T3 Telephone Number: (416) 350-2890 Fax Number: [***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

With a copy to:	Sherry M. Knowles & W. Richard Smith, Jr. King & Spalding 191 Peachtree Street Atlanta, Georgia 30303-1763 Main Telephone Number: (404) 572-4600 Main Fax Number: (404) 572-5100

If written notice is given via facsimile, the original signed document must be delivered promptly thereafter.

12. MISCELLANEOUS PROVISIONS

12.1 Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

12.2 Rochester’s Disclaimers. Neither Rochester, nor any of its faculty members, researchers, trustees, officers, employees, directors, or agents assume any responsibility for the manufacture, product specifications, sale or use of the Subject Technology or the Licensed Products which are manufactured by or sold by Vaccinex pursuant to this Agreement.

12.3 WARRANTIES. Each party hereto represents to the other party that it is free to enter into this Agreement and to carry out all of the provisions hereof including, in the case of Rochester, its grant to Vaccinex of the license set forth in Section 2.1. EXCEPT AS SET FORTH ABOVE, ROCHESTER MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT TECHNOLOGY OR LICENSED PRODUCTS AND ROCHESTER MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY OR LICENSED PRODUCTS OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON , IF ANY, OR THAT THE SUBJECT TECHNOLOGY OR LICENSED PRODUCTS ARE OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES.

12.4 Reformation. All Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, Section or clause or combination thereof of this Agreement is found, by a

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

court or executive body with judicial powers having jurisdiction over this Agreement or any of its Parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, Sections or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto.

12.5 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material as equipment.

12.6 Dispute. The Parties will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between or among the parties. Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement and appropriate license terms and royalties, which have not been resolved by good faith negotiations between the parties shall be resolved by final and binding arbitration in Rochester, New York, under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of New York or in the United States District Court for the District of New York, to whose jurisdiction for such purposes Rochester and Vaccinex each hereby irrevocably consents and submits.

12.7 Modification. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of all Parties.

12.8 Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties and shall supersede all previous agreements, either oral or written, between the Parties hereto with respect to the subject matter hereof. No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Effective Date.

VACCINEX, L.P.

By:	Vaccinex (Rochester) LLC, its General Partner

	By:	/s/ Albert Friedberg
Albert Friedberg,
its Chief Financial Officer

UNIVERSITY OF ROCHESTER

By:	/s/ Ojas P. Mehte
Name:	Ojas P. Mehte
Title:	Acting Director, Office of Technology Transfer

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

PATENT APPLICATION

[***].

[***] INDICATES ONE PAGE OF MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.